Exhibit 99.1

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On October 31, 2007, American Standard Companies Inc. (the “Company”) completed the sale of its global Bath and Kitchen products business (“Bath and Kitchen”) to funds advised by Bain Capital Partners, LLC for $1,745.7 million after closing adjustments. A definitive sales agreement was previously announced on July 23, 2007. The Company intends to use the net proceeds after expenses and taxes to repurchase common stock and reduce debt to keep the Company at investment-grade standards. On October 31, 2007, the Company’s Board of Directors authorized an additional $750.0 million for the repurchase of common stock through December 2008.

The following unaudited pro forma condensed consolidated financial statements give effect to the disposition of Bath and Kitchen which has been accounted for as a discontinued operation in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” The unaudited pro forma condensed consolidated financial statements are based on the Company’s historical consolidated financial statements, adjusted to give effect to the disposition in accordance with the underlying terms of the Stock and Asset Purchase Agreement and amendments thereto related to the sale. The unaudited pro forma condensed consolidated balance sheet assumes the disposition of Bath and Kitchen on September 30, 2007. The unaudited pro forma condensed consolidated income statements assume the disposition of Bath and Kitchen as of the beginning of the earliest period presented (January 1, 2006). The unaudited pro forma condensed consolidated financial statements do not assume the use of any proceeds from the sale of Bath and Kitchen to repurchase shares of common stock or reduce outstanding debt.

Management believes that the assumptions used to derive the unaudited pro forma condensed consolidated financial statements are reasonable under the circumstances and given the information available. Such pro forma financial data has been provided for informational purposes and is not necessarily indicative of the Company’s financial condition or results of operations that actually would have been attained had the transaction occurred at the dates indicated, and is not necessarily indicative of the Company’s financial position or results of operations that will be achieved in the future. The unaudited pro forma condensed consolidated financial statements together with the notes thereto should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes thereto, which can be found in our Quarterly Report on Form 10-Q for the period ended September 30, 2007 filed with the Securities and Exchange Commission (the “SEC”) on October 30, 2007, our Current Report on Form 8-K filed with the SEC on August 6, 2007 and our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on February 26, 2007.

AMERICAN STANDARD COMPANIES INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(Dollars in millions)

	September 30, 2007
	Historical	Sale of Bath and Kitchen (1) (2)		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$316.2	$1,693.2	(4)	$1,947.7
		(35.7	)(5)
		(26.0	)(6)
Accounts receivable	1,236.2			1,236.2
Inventories	763.0			763.0
Other current assets	312.4	26.0	(6)	338.4
Assets held for sale	2,477.5	(2,477.5	)(7)	—

Total current assets	5,105.3	(820.0)		4,285.3

Facilities at cost, net	794.3			794.3
Goodwill	314.1			314.1
Long-term asbestos receivable	336.0			336.0
Other assets	486.6			486.6

Total assets	$7,036.3	$(820.0)		$6,216.3

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term debt	$31.6	$—		$31.6
Accounts payable	707.4			707.4
Income taxes payable	115.6	113.0	(8)	228.6
Other accrued liabilities	960.1			960.1
Liabilities held for sale	862.4	(862.4	)(7)	—

Total current liabilities	2,677.1	(749.4)		1,927.7

Long-term debt	2,231.2	—		2,231.2

Other long-term liabilities:
Post-retirement benefits	308.5			308.5
Long-term portion of asbestos liability	637.0			637.0
Other liabilities	691.6	37.0	(8)	728.6

Total liabilities	6,545.4	(712.4)		5,833.0

		78.1	(4)
		(35.7	)(5)
Shareholders’ equity	490.9	(150.0	)(8)	383.3

Total liabilities and shareholders’ equity	$7,036.3	$(820.0)		$6,216.3

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

AMERICAN STANDARD COMPANIES INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT

(In millions, except per share data)

	Nine Months Ended September 30, 2007
	Historical	Sale of Bath and Kitchen (1) (2) (3)	Pro Forma
Sales	$5,627.2	$—	$5,627.2

Costs and expenses
Cost of sales	3,986.4		3,986.4
Selling and administrative expenses	1,040.8		1,040.8
Other expense	2.8		2.8
Interest expense	83.8		83.8

	5,113.8		5,113.8

Income from continuing operations before income taxes	513.4		513.4
Income taxes	175.8		175.8

Income from continuing operations	$337.6	$—	$337.6

Basic earnings per share from continuing operations	$1.68		$1.68
Diluted earnings per share from continuing operations	$1.63		$1.63

Average common shares outstanding
Basic	201.0		201.0
Diluted	206.5		206.5

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

AMERICAN STANDARD COMPANIES INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT

(In millions, except per share data)

	Year Ended December 31, 2006
	Historical	Sale of Bath and Kitchen (1) (2) (3)	Pro Forma
Sales	$6,758.1	$—	$6,758.1

Costs and expenses
Cost of sales	4,803.9		4,803.9
Selling and administrative expenses	1,309.8		1,309.8
Other income	(13.8)		(13.8)
Interest expense	114.6		114.6

	6,214.5		6,214.5

Income from continuing operations before income taxes	543.6		543.6
Income taxes	157.7		157.7

Income from continuing operations	$385.9	$—	$385.9

Basic earnings per share from continuing operations	$1.91		$1.91
Diluted earnings per share from continuing operations	$1.87		$1.87

Average common shares outstanding
Basic	201.7		201.7
Diluted	206.3		206.3

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	On October 31, 2007, the Company completed the sale of its global Bath and Kitchen products business to funds advised by Bain Capital Partners, LLC (the “Buyer”) for $1,745.7 million after closing adjustments. The sale of the business resulted in an accelerated pension payment of $25.7 million. The final purchase price is subject to certain normal post-closing adjustments which will be determined in accordance with the terms of the Stock and Asset Purchase Agreement. The Company intends to use the net proceeds after expenses and taxes to repurchase common stock and reduce debt to keep the Company at investment-grade standards. On October 31, 2007, the Company’s Board of Directors authorized an additional $750.0 million for the repurchase of common stock through December 2008. The accompanying unaudited pro forma condensed consolidated financial statements do not assume the use of any proceeds from the sale of Bath and Kitchen to repurchase common stock or reduce debt.

2.	The pro forma condensed balance sheet gives effect to the sale of Bath and Kitchen as of September 30, 2007. The Bath and Kitchen business has been accounted for as a discontinued operation beginning in the first quarter of 2007 in accordance with U.S. Generally Accepted Accounting Principles.

3.	The pro forma income statements give effect to the disposition of Bath and Kitchen as if the transaction occurred as of the beginning of the earliest period presented (January 1, 2006). The results of operations of Bath and Kitchen are excluded from the pro forma income statements. The Company expects to realize a net loss on the sale, primarily as a result of income taxes on the sale, including taxes related to repatriation of the sale proceeds. The estimated non-recurring after-tax loss has not been included in the pro forma income statements but will be reflected in the historical consolidated financial statements of the Company for the three- and twelve-month periods ending December 31, 2007.

4.	The adjustment to increase cash and equivalents represents the purchase price of $1,745.7 million, less an accelerated pension contribution payment of $25.7 million and other closing payments of $26.8 million, which include payment for certain liabilities that the Buyer will pay after close on behalf of the Company, resulting in net cash proceeds received at closing of $1,693.2 million. The Company will receive an additional $26.0 million cash payment by April 30, 2008, resulting in total net cash proceeds from the sale of $1,719.2 million.

The corresponding increase in shareholders’ equity of $78.1 million represents the excess of the net purchase price proceeds of $1,693.2 million, over the net assets held for sale of $1,615.1 million which were removed from the balance sheet in connection with the disposition of Bath and Kitchen (Note 5). The final purchase price is subject to certain normal post-closing adjustments which will be determined in accordance with the terms of the Stock and Asset Purchase Agreement.

5.	The decrease to cash and cash equivalents and corresponding decrease to shareholders’ equity of $35.7 million represents an adjustment to reflect working capital cash associated with global subsidiaries that remained with Bath and Kitchen as part of the sale transaction.

6.	The decrease to cash and cash equivalents and corresponding increase to other current assets of $26.0 million represents an adjustment to reflect the portion of the total net cash proceeds of $1,719.2 million that the Buyer will pay the Company by April 30, 2008 (Note 4).

7.	The adjustments to assets and liabilities held for sale of $2,477.5 million and $862.4 million, respectively, reflect the disposition of the assets and liabilities of Bath and Kitchen in connection with the sale of the business, which was accounted for as a discontinued operation.

8.	The increase in income taxes payable of $113.0 million and other liabilities of $37.0 million and the corresponding decrease to shareholders’ equity of $150.0 million represents estimated income taxes related to the sale of Bath and Kitchen, including estimated tax costs associated with repatriation of cash proceeds generated from the sale, that are expected to be in the range of $130.0 million to $160.0 million. Determination of the final income tax amount is dependent on the Company finalizing its cash repatriation plan and evaluation of certain tax aspects of the transaction.